Exhibit 99.1

news release FOR RELEASE: July 23, 2007 NASDAQ: SNIC

NASDAQ GRANTS STAY TO SONIC SOLUTIONS

Company to Remain Listed

Novato, California (July 23, 2007) - Sonic Solutions® (NASDAQ: SNIC) today announced that it has received notification that the NASDAQ Listing and Hearing Review Council (the “Listing Council”) has determined to call for review the decision by the NASDAQ Listing Qualifications Panel (the “Panel”) dated June 20, 2007. In that decision, the Panel had decided to continue the Company’s listing, provided that the Company file its Form 10-Q for the quarter ended December 31, 2006 and its Form 10-K for the period ended March 31, 2007, and solicit proxies and hold an annual meeting for its fiscal year ended March 31, 2006, on or before July 23, 2007. As previously announced, the Company’s filings and holding of an annual meeting were delayed due to its voluntary review of its historical and current stock option grant practices and related accounting. Concurrent with the call for review, the Listing Council determined to stay the suspension of the Company’s securities by the Panel. Accordingly, pending further action by the Listing Council, Sonic’s shares will remain listed on The Nasdaq Global Select Market. The Listing Council has invited Sonic to make a submission on or before August 31, 2007.

While Sonic’s common stock will remain listed on The Nasdaq Global Select Market pending the conclusion of the Listing Council’s review, there can be no assurance that the Listing Council will determine that Sonic’s shares should remain listed on The Nasdaq Global Select Market following the completion of its review.

About Sonic Solutions

Sonic Solutions (NASDAQ: SNIC; http://www.sonic.com) is the leader in digital media software, providing a broad range of interoperable, platform-independent software tools and applications for creative professionals, business and home users, and technology partners. Sonic's products range from advanced DVD authoring systems and interactive content delivery technologies used to produce the majority of Hollywood DVD film releases, to the award-winning Roxio®-branded CD and DVD creation, playback and backup solutions that have become the premier choice for consumers, prosumers and business users worldwide.

Sonic products are globally available from major retailers as well as online at Sonic.com and Roxio.com, and are bundled with PCs, after-market drives and consumer electronic devices. Sonic's digital media creation engine is the de facto standard and has been licensed by major software and hardware manufacturers, including Adobe, Microsoft, Scientific-Atlanta, Sony, and many others. Sonic is headquartered in Marin County, California.
Sonic, the Sonic logo, Sonic Solutions, and Roxio are trademarks or registered trademarks of Sonic Solutions in the U.S. and/or other countries. All other company or product names are trademarks or registered trademarks of their respective owners and, in some cases, are used by Sonic under license.

Sonic Solutions • 101 Rowland Way • Novato, CA 94945 • tel: 415.893.8000 • fax: 415.893.8008 • email: info@sonic.com

Sonic Solutions Granted Stay To Remain Listed On NASDAQ	page 2

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward- looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

These risks and uncertainties include, but are not limited to, our ability to persuade the Listing Council to favorably conclude its call for review of the Panel’s June 20, 2007 decision and to continue to maintain the stay allowing for the continued listing on The Nasdaq Global Select Stock Market; the scope of the equity awards for which accounting measurement dates will change; the amount and timing of stock-based compensation and other additional expenses to be recorded, and the corresponding restatement of our financial statements; other accounting adjustments that may result from review of our financial statements for the periods in question; other ramifications of our inability to file required reports with the SEC on a timely basis; potential claims and proceedings relating to such matters, including shareholder litigation and action by the SEC or other governmental agencies; other actions taken or required as a result of the review; and negative tax or other implications for Sonic resulting from the accounting adjustments and other factors.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings discuss important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

For more information, contact:

Sonic Solutions	StreetSmart Investor Relations

A. Clay Leighton, Chief Financial Officer	Brooke Deterline Phone: 415.893.7824

Phone: 415.893.8000 Fax: 415.893.8008	Anne Leschin Phone: 415.775.1788

Email: clay_leighton@sonic.com	Email: investinsonic@sonic.com